EXHIBIT 23(H)(3)

                       TRANSFER AGENT SERVICING AGREEMENT

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                       TRANSFER AGENT SERVICING AGREEMENT



      THIS AGREEMENT is made and entered into as of this 2nd day of August, 1999, by and between XYZ Funds, Inc., a Maryland corporation (hereinafter referred to as the "Company"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company (hereinafter referred to as the "Firstar").

      WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

      WHEREAS, Firstar is in the business of administering transfer and dividend disbursing agent functions for investment companies; and

      WHEREAS, the Company desires to retain Firstar to provide transfer and dividend disbursing agent services to the XYZ Fund and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:

1.    APPOINTMENT OF TRANSFER AGENT

      The Company hereby appoints Firstar as Transfer Agent of the Company on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.    DUTIES AND RESPONSIBILITIES OF FIRSTAR

      Firstar shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

      A.    Receive orders for the purchase of shares;

      B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

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      C.    Process  redemption  requests  received  in good  order  and,  where
            relevant,   deliver  appropriate   documentation  to  the  Company's
            custodian;

      D.    Pay  monies  upon  receipt  from  the  Company's  custodian,   where
            relevant,   in  accordance   with  the   instructions  of  redeeming
            shareholders;

      E. Process transfers of shares in accordance with the shareholder's instructions;

      F. Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Firstar Money Market Funds, if applicable;

      G. Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund;

      H. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

      I. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

      J. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

      K.    Mail shareholder reports and prospectuses to current shareholders;

      L. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

      M. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company;

      N. Provide a Blue Sky System which will enable the Company to monitor the total number of shares of the Fund sold in each state. In addition, the Company or its agent, including Firstar, shall identify to Firstar in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of Firstar for the Company's Blue Sky state registration status under this Agreement is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent.

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      O.    Answer telephone calls and correspondence from shareholders relating to their accounts during Firstar's normal business hours. Firstar shall strive to promptly respond to all such telephone or written inquiries from shareholders. Copies of all correspondence from shareholders involving complaints about the management of the Company, services provided by or for the Company, Firstar or others, shall be promptly forwarded to the Company. Firstar shall keep records of substantive shareholder telephone calls and correspondence and replies thereto, and of the lapse of time between receipt of such calls and correspondence and replies.

      P. Prepare such reports as may be reasonably requested from time to time by the Company or its Board of Directors relating to fees paid out under a Fund's Rule 12b-1 plan.

3.    COMPENSATION

      The Company agrees to pay Firstar for the performance of the duties listed in this Agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Company), mailing, insertion, programming (if requested by the Company), labels, shareholder lists and proxy expenses.

      These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Company and Firstar.

      The Company agrees to pay all fees and  reimbursable  expenses  within ten
(10) business days following the receipt of the billing notice.

4.    REPRESENTATIONS OF FIRSTAR

      Firstar represents and warrants to the Company that:

      A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

      B. It is a registered transfer agent under the Exchange Act.

      C. It is duly qualified to carry on its business in the State of Wisconsin;

      D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

      E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

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      F.    It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

      G. It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.   REPRESENTATIONS OF THE COMPANY

      The Company represents and warrants to Firstar that:

      A. The Company is an open-end diversified investment company under the 1940 Act;

      B. The Company is a corporation organized, existing, and in good standing under the laws of Maryland;

      C.    The Company is empowered  under  applicable laws and by its Articles
            of  Incorporation   and  Bylaws  to  enter  into  and  perform  this
            Agreement;

      D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

      E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

      F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

6.    COVENANTS OF THE COMPANY AND FIRSTAR

      The Company shall furnish Firstar a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of Firstar and the execution of this Agreement. The Company shall provide to Firstar a copy of its Articles of Incorporation and Bylaws, and all amendments thereto.

      Firstar shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required under the Exchange Act. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the property of the Company and will be preserved, maintained and made available in

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accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

7.    PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

      Firstar shall exercise reasonable care in the performance of its duties under this Agreement. Firstar shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Firstar's control, except a loss resulting from Firstar's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless Firstar from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which Firstar may sustain or incur or which may be asserted against Firstar by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Directors of the Company.

      Firstar shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

      In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Firstar shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Firstar's control. Firstar will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Firstar. Firstar agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

      Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

      In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to

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indemnify or hold the indemnitee  harmless,  the  indemnitor  shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

8.    PROPRIETARY AND CONFIDENTIAL INFORMATION

      Firstar agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

9.    TERM OF AGREEMENT; AMENDMENT

      This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive two year periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the two year anniversary date.

      If the Company elects to terminate this Agreement prior to the two year anniversary of this Agreement, for reasons other than unacceptable service levels, the Company agrees to reimburse Firstar for the difference between the termination date and the anniversary date in two year fees based on the current fees of the Company.

10.   NOTICES

      Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to Firstar shall be sent to:

      Firstar Mutual Fund Services, LLC
      615 East Michigan Street
      Milwaukee, WI 53202

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      and notice to the Company shall be sent to:

      Legacy Funds, Inc.
      61 Broadway
      New York, NY 10006-2802
      Attention:  Corporate Secretary

11.   DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of Firstar's duties or responsibilities hereunder is designated by the Company by written notice to Firstar, Firstar will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Firstar under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which Firstar has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Firstar's personnel in the establishment of books, records, and other data by such successor.

12.   GOVERNING LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.


XYZ FUNDS, INC.                           FIRSTAR MUTUAL FUND
                                          SERVICES, LLC

By:                                       By:
   -------------------------------           -------------------------------

Print:                                    Print:
      ----------------------------              ----------------------------

Title:                                    Title:
      ----------------------------              ----------------------------

Date:                                     Date:
     -----------------------------             -----------------------------

Attest:                                   Attest:
       ---------------------------               ---------------------------

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                   TRANSFER AGENT AND SHAREHOLDER SERVICING
                          LOAD FUND ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A

                       Separate Series of XYZ Funds, Inc.

            NAME OF SERIES                       DATE ADDED
            -----------------------------------------------

            XYZ Fund                           August 2, 1999
               Class A


Annual Fee
            $16.00 per shareholder account
            Minimum annual fees of $25,000 for the first fund and $15,000 for each additional fund

Plus Out-of-Pocket Expenses, including but not limited to:

          Telephone - toll-free lines               Proxies
          Postage                                   Retention of records
                                                    (with prior approval)
          Programming (with prior approval)         Microfilm/fiche of records
          Stationery/envelopes                      Special  reports
          Mailing                                   ACH fees
          Insurance                                 NSCC charges


ACH Shareholder Services
          $125.00 per month per Fund group
              $  .50 per account setup and/or change
              $  .50 per ACH item
              $  .50 per item for EFT payments and purchases
              $ 3.50 per correction, reversal, return item
          $1.00 per shareholder call

Qualified Plan Fees (Billed to Investors)
          Annual maintenance fee per account        $12.50/acct.(Cap at $25.00
                                                    per SSN)
          Transfer to successor  trustee            $15.00/trans.
          Distribution to participant               $15.00/trans.(Exclusive of
                                                    SWP)
          Refund  of excess contribution            $15.00/trans.

Additional  Shareholder  Fees (Billed to  Investors)
          Any outgoing wire transfer                $12.00/wire
          Telephone Exchange                        $ 5.00/exchange transaction
          Return check fee                          $20.00/item
          Stop payment                              $20.00/stop
          (Liquidation, dividend, draft check)
          Research fee                              $ 5.00/item
          (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

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                                      NSCC
                              OUT-OF-POCKET CHARGES





NSCC Interfaces
            Setup
      Fund/SERV, Networking ACATS, Exchanges    $5,000 setup (one time)
            DCCS, RAT
      Commissions                               $5,000  setup (one time)
      Processing
            Fund/SERV                           $ 50/month
            Networking                          $250/month
            CPU Access                          $ 40/month
            Fund/SERV Transactions              $.350/trade
            Networking - per item               $.025/monthly dividend fund
            Networking - per item               $.015/non-mo. dividend fund
            First Data                          $.100/next-day Fund/SERV trade
            First Data                          $.150/same-day Fund/SERV trade

NSCC Implementation
            8 to 10 weeks lead time




Fees and out-of-pocket expenses are billed to the Fund monthly.

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                        ADDITIONAL OUT-OF-POCKET EXPENSES

      Database Select Requests                 $200 per select request

      Postage                                  $.31 per one ounce pre-sort
                                               first class envelope

      Shareholder Records Search               $3.00 per search of lost
                                                  shareholder (based upon 2
                                                  returned mail items)

      PAR System Restore                       $1,500 per restore

      Data and Report Transmission
          Monthly Service and Support          $160 per month
          Per Record Transmitted               $.01 per record

      New Fund Programming
          Fund Group Setup                     $2,000 per fund group
          Fund Addition to Existing Group      $1,000 per fund
          Additional Classes of Existing Fund  $250 per class
          Additional Programming               $150 per hour